Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 12, 2011 relating to the financial statements and financial statement schedule, which appears in Christopher & Banks Corporation’s Transition Report on Form 10-K for the transition period from February 27, 2011 to January 28, 2012.  We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 24, 2012